Exhibit 4.2

INERGY, L.P.,

INERGY FINANCE CORP.

and

THE GUARANTORS NAMED ON THE SIGNATURE PAGE HEREOF

6.875% SENIOR NOTES DUE 2021

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 1, 2012

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of August 1, 2012 (this “Third Supplemental Indenture”), is by and among Inergy, L.P., a Delaware limited partnership (the “Company”), Inergy Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the Guarantors, the Former Guarantors (as defined below) and the Trustee are parties to that certain Indenture, dated as of February 2, 2011 (the “Original Indenture”), relating to the Company’s 6.875% Senior Notes due 2021 outstanding (the “Notes”), and the Original Indenture has been amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture thereto (the Original Indenture as so amended and supplemented, being referred to herein as the “Indenture”);

WHEREAS, $600,000,000 aggregate principal amount of the Notes are currently outstanding;

WHEREAS, each of Inergy Propane, LLC, Liberty Propane GP, LLC, Liberty Propane, L.P. and Liberty Operations, LLC (collectively, the “Former Guarantors”) has been released as Guarantors of the Notes pursuant to Section 10.04(2) of the Indenture, by virtue of the fact that, on the date hereof, all of the Capital Stock of each Former Guarantor has been sold to Suburban Propane Partners, L.P., which is not a Restricted Subsidiary of the Company, and which sale does not violate Section 4.10 of the Indenture ;

WHEREAS, Section 9.01(g) of the Indenture provides that, without the consent of any Holders of a Note, the Issuers, the Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with Article 10 of the Indenture;

WHEREAS, concurrently herewith the Company is delivering to the Trustee an Officers’ Certificate to the effect that the conditions of Section 10.04(2) have occurred, and the Company has requested that the Trustee execute and deliver this Third Supplemental Indenture in order to evidence the release of each Former Guarantor from its obligations under its Subsidiary Guarantee; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

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ARTICLE 1

Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

In consideration of the premises and in accordance with Sections 9.01(g) and 10.04 of the Indenture, the Trustee acknowledges the release of each Former Guarantor from its obligations under its Subsidiary Guarantee, and this Third Supplemental Indenture evidences the same.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

Issuers:

INERGY, L.P.

By:	Inergy GP, LLC, its general partner

	By:	/s/ John J. Sherman
	Name:	John J. Sherman
	Title:	President and Chief Executive Officer

INERGY FINANCE CORP.

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

Signature Page to Third Supplemental Indenture

Guarantors:

INERGY PARTNERS, LLC
IPCH ACQUISITION CORP.
INERGY SALES & SERVICE, INC.
L & L TRANSPORTATION, LLC
INERGY TRANSPORTATION, LLC
STELLAR PROPANE SERVICE, LLC
TRES PALACIOS GAS STORAGE LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

Signature Page to Third Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Signature Page to Third Supplemental Indenture

Acknowledged by the Former Guarantors as of the date first written above:

INERGY PROPANE, LLC
LIBERTY PROPANE GP, LLC
LIBERTY PROPANE, L.P., BY LIBERTY PROPANE
GP, LLC, ITS GENERAL PARTNER
LIBERTY OPERATIONS, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

Signature Page to Third Supplemental Indenture